EXHIBIT 99.6

The Cyber Group Network Corporation
P.O. Box 948264
Maitland, FL 32794-8264

To the Board of Directors of The Cyber Group Network Corporation, a Nevada corporation:

I, David Wassung, hereby resign from the Board of Directors of The Cyber Group Network Corporation, effective at 10:00 a.m. Pacific Time on November 7, 2005.

Dated: November 7, 2005

/s/ David Wassung
____________________________________
David Wassung